UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 8, 2019
Date of Report (Date of earliest event reported)

MODEL N, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35840	77-0528806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, Suite 300 San Mateo, California 94404
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 610-4600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00015 per share	MODN	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8-9, 2019, Model N, Inc. (the “Company” or “us”) entered into change in control and severance agreements (the "Severance Agreements”) with each of the Company’s executive officers (each, an “Executive”), to update and align each executive’s change in control and severance benefits to current market practice, as determined after a market analysis conducted by the company’s compensation consultant.
Upon a qualifying termination, which means a termination by us without “cause” or a termination by the Executive for “good reason” outside of a “change in control” (each as defined in the Severance Agreements), the severance benefits have been amended such that, in exchange for a customary release of claims, (1) the Chief Executive Officer of the Company (the “CEO”) would receive (i) a lump sum severance payment of twelve months of base salary, (ii) a lump sum payment equal to the prorated amount of his or her target bonus for the then current fiscal year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twenty-four months, and (2) each Executive other than the CEO would receive (i) a lump sum severance payment of six months of base salary, (ii) a lump sum payment equal to the prorated amount of his or her target bonus for the then current fiscal year, and (iii) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to six months.
Upon a qualifying termination within the 12 months following a change in control, the severance benefits have been amended such that, in exchange for a customary release of claims, (1) the CEO would receive (i) a lump sum severance payment of eighteen months of base salary, (ii) a lump sum payment equal to his or her target bonus for the then current fiscal year based on the deemed achievement of the performance goals at 100% of target levels, (iii) 100% acceleration of any then-unvested equity awards and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twenty-four months, and (2) each Executive other than the CEO would receive (i) a lump sum severance payment of twelve months of base salary, (ii) a lump sum payment equal to the prorated amount of his or her target bonus for the then current fiscal year based on the deemed achievement of the performance goals at 100% of target levels, (iii) 100% acceleration of any then-unvested equity awards and (iv) payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to twelve months.
The foregoing description of the Severance Agreements is a summary, is not complete, and is qualified in its entirety by reference to the full text of the Severance Agreements. The form of Severance Agreement with the CEO is filed as Exhibit 10.1 attached hereto. The form of Severance Agreement with each Executive other than the CEO is filed as Exhibit 10.2 attached hereto.

Exhibit Number	Description

10.1	Form of Change in Control and Severance Agreement
10.2	Form of Change in Control and Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEL N, INC.
(Registrant)

By:	/s/ David Barter
David Barter
Senior Vice President and Chief Financial Officer
Date: May 9, 2019